Member Name:______________________________________ Member #:__________________

                                 EXHIBIT 10.52
                                 -------------

                             MEMBERSHIP AGREEMENT

                          RETAIL INSTALLMENT CONTRACT

1. DEFINITION OF TERMS. "You" and "your" refer to the individual purchaser or purchasers who have signed this Agreement. "We", "us", and "our" refer to Thousand Trails, Inc. and its subsidiaries ("Trails") and National American Corporation and its subsidiaries ("NACO"). "Disclosure Statement" means the booklet containing information on our membership program that was attached to this Agreement and delivered to you at the time of your purchase. "Preserves" mean the recreational campground resorts owned or operated by Trails and the recreational campground resorts owned or operated by NACO for the benefit of their respective memberships. "Member Rules" mean the rules and other terms set forth in our Campground Directory as it now exists and as it may from time to time be reasonably amended by us for the benefit of our membership as a whole. The Member Rules govern the use of the preserves by our members. A copy of our Campground Directory was delivered to you at the time of your purchase.

2.   WHAT YOU ARE PURCHASING.

     A. TYPE OF MEMBERSHIP. You are purchasing the membership indicated below (CHECK ONLY ONE AND INITIAL):

     _____________  [_]  NATIONAL MEMBERSHIP (entitles you to use all Trails and NACO preserves).
     (Buyer's Initials)


     _____________  [_]   WESTERN ZONE MEMBERSHIP (entitles you to use all
                          Trails and NACO preserves in the Western Zone).
     (Buyer's Initials)

     _____________  [_]   EASTERN ZONE MEMBERSHIP (entitles you to use all
                          Trails and NACO preserves in the Eastern Zone).
     (Buyer's Initials)

     _____________  [_]   SINGLE REGION MEMBERSHIP (entitles you to use all
                          Trails and NACO preserves in the
     (Buyer's Initials)   ____________________ region). [INSERT NAME OF REGION]

     _____________  [_]   THREE PRESERVE MEMBERSHIP (entitles you to use the
                          following three preserves: (i) ____________________,
     (Buyer's Initials)   (ii) ____________________, (iii) ___________________).
                          [INSERT NAME OF PRESERVES]

     _____________  [_]   ONE PRESERVE MEMBERSHIP (entitles you to use the
                          ___________________ preserve).
     (Buyer's Initials)   [INSERT NAME OF PRESERVE]

     The preserves that are currently available for use by members, and the boundaries of the Western Zone, the Eastern Zone, and the five regions, are described in the Disclosure Statement. You may use only the preserves that are specifically included in the type of membership you purchase.

     The initial term of your membership will begin on the date of your purchase and continue through December 31 of the year after the year in which your purchase is made. For example, if you purchase on February 15, 1996, this initial term will be from February 15, 1996 to December 31, 1997. After this initial term, the term of your membership will automatically renew for additional one-year periods ("renewal terms" herein) unless you notify us in writing of your desire to terminate your membership at least 60 days prior to the expiration of the initial term or renewal term, as the case may be.

     B. UPGRADE PRIVILEGES. You may upgrade your membership at any time to a new membership entitling you to use a greater number of preserves. To upgrade your membership, you must pay the purchase price of the new membership, and agree to accept the rate of preservation fees and use fees, charged by us for the new membership at the time of upgrade. When you upgrade your membership, we will deduct from the purchase price of the new membership the full amount of the purchase price that you paid for this membership.

3. TERMS OF MEMBERSHIP. During the term of your membership, you are entitled to use all preserves that are designated by Trails and/or NACO as available for use by members and included in your membership, subject to the following:

You must use the preserves in accordance with this Agreement and the Member Rules. We have Member Rules regarding, among other things: (a) advance notification or first-come, first-choice space arrangements; (b) length of stay;
(c) frequency of use; (d) charges for benefits or services, including rental units, pet fees, food services, goods purchased, gasoline, and other services made available by us from time to time; (e) restrictions on guest visits, including number of guests allowed and guest fees; (f) length of season for use of the preserves; (g) use of preserves by non-members in connection with programs sponsored by us, including without limitation, our marketing and sales programs, SuperHost group rentals, charitable functions, community groups and other public use scheduled so as not to conflict with member use; (h) such other matters and restrictions on use as may be reasonably necessary to ensure maximum availability of any preserve for use by our membership as a whole. We reserve the right, in our sole discretion, to modify, amend or delete Member Rules from time to time as we may deem appropriate. Please consult the current Member Rules if you have questions regarding use of the preserves.

It is your responsibility to use the preserves in a safe and reasonable manner and to observe the Member Rules. You are also responsible for the conduct of your children and guests and you are liable for all damages caused by the negligent or reckless use, or intentional misuse, of the preserves by you or your children.

The location of, and facilities and amenities at, all of Trails' and NACO's preserves are described in the Disclosure Statement and are subject to change by Trails and NACO. Preserves and facilities may be added to or subtracted from those which existed at the time of execution of this Agreement. Trails and NACO are under no obligation to increase the number of or improve existing preserves. Trails and NACO reserve the right to sell memberships with rights and privileges different from your membership.

Your membership constitutes merely a contractual license to use the facilities provided by Trails and/or NACO from time to time at the preserves where you have membership rights. Such preserves and facilities are subject to change as provided in this Agreement and your membership does not constitute an interest in, is not secured by, and does not entitle you to any recourse against any real

Member Name:____________________________________ Member #:_____________________

property of Trails or NACO, nor are you entitled to vote on any aspect relating to the businesses of Trails or NACO or to share in any of the profits of the businesses of Trails or NACO. The application and use of all amounts paid by you under this Agreement, including your purchase price and annual preservation fees, is within our sole discretion.

You may not possess, hold, or own more than one membership in either Trails or NACO, and if you acquire more than one membership under any circumstances, we will terminate all memberships held by you in excess of one.

4. TRANSFERABILITY. Unless you purchase a National Membership, your membership is not transferable in any manner, and any transfer in violation of
              ---
this prohibition shall be null and void. If you purchase a National Membership, your National Membership is transferable, subject to the following limitations. A National Membership: (a) may only be resold for a price which does not exceed the price paid by you for your membership plus a reasonable transfer fee as set forth below; (b) may be transferred only if the purchase price for your membership is paid in full and your annual preservation fees are current at the time of transfer; and (c) may be transferred only if your transferee agrees to accept the rate of preservation fees and use fees charged by us on new sales of similar memberships and the Member Rules in effect at the time of transfer. A National Membership cannot be divided and, if you transfer one, or if one is transferred by operation of law, as in the event of divorce, inheritance, descent, or attachment, all membership privileges must be transferred together.

In connection with any transfer of a National Membership, we will charge a reasonable transfer fee. The transfer fee is currently $750. A transfer may be effected only with our prior written consent, which we will not unreasonably withhold. A transfer will not become effective until: (a) you and your prospective transferee have represented to us in writing that the transfer is in compliance with the foregoing terms; and (b) your prospective transferee has entered into a new membership agreement.

We will not purchase your membership and we can provide no assurance that we will be able to locate a buyer for your membership in the event it is transferable and you decide to sell it. In addition to our sale of new memberships in company sales programs, we currently offer a resale program pursuant to which we attempt to resell previously-owned memberships on behalf of the selling member. In order to participate in our resale program, the selling member must have paid the purchase price of his membership in full and must be current on his annual preservation fees. We reserve the right to modify or discontinue our resale program at any time without further notice and without incurring any legal liability for the modification or discontinuation.

You may not transfer or sell your membership or assign, rent, loan, or otherwise alienate your membership, temporarily or permanently, in any manner other than as provided in this section. Any transfer in violation of this prohibition shall be null and void. In the event of any dispute over ownership of your membership, we may, without liability to any person and without releasing you from your financial obligations to us, suspend and refuse membership privileges to all persons claiming rights to the membership until they have resolved the dispute in a manner satisfactory to us and communicated the resolution to us in writing.

5. DEFAULT AND REMEDIES. Time is of the essence of this Agreement and any of the following events will be "an event of default":
       (a) Your failure to make any payment under this Agreement when due, including but not limited to the payment of the purchase price, finance charge, and preservation fees, or
       (b) The falsity of any representation made by you in this Agreement or your credit application, or
       (c) A material breach by you of any provision of this Agreement or the Member Rules.

Should any "event of default" occur, we may immediately suspend your membership rights. In addition, upon the occurrence of any "event of default", we may, upon 30 days' written notice to you, declare the entire unpaid principal balance of the purchase price, together with the finance charge and preservation fees accrued to the date of default, immediately due and payable. Moreover, we may continue to collect annual preservation fees from you as they accrue for the balance of the initial term or renewal term, as the case may be. In the alternative, we may, upon the occurrence of any "event of default", and upon 30 days' written notice to you, terminate this Agreement and your membership. If we terminate this Agreement and your membership because of your default, which we may, but are not required to do, we shall have all remedies provided by law. If any payment required by this Agreement is not made in full within ten days of its due date, you agree to pay us a late charge in the amount set forth in paragraphs 9 and 10. In addition, where permitted by law, reasonable collection charges will be imposed if any payment required by this Agreement is not made in full within 30 days of its due date and collection efforts are made. If permitted by law, a reasonable fee will also be imposed for processing any check or other payment that is returned unpaid. If this Agreement is referred to an attorney for collection after your default, or if a legal action is commenced to enforce or declare the meaning of any provision of this Agreement, the prevailing party will be awarded its reasonable attorney's fees and costs, including fees and costs incurred in both trial and appellate courts.

6. ASSIGNMENT. We may sell or assign this Agreement, and any such assignment may vest in our assignee all of our right, title, and interest in this Agreement, and all payments required to be made by you under this Agreement may be required to be paid to such assignee. No transfer, extension, or assignment of any interest under this Agreement will release you from your obligation to make all payments required under this Agreement.

7. CREDIT APPLICATION AND REPORTING. If this Agreement provides for an installment purchase, the Agreement may be rescinded by us, in our sole discretion, unless your application for credit is approved by our corporate office. If your credit application is not approved, we will notify you in writing within 30 days. You agree that we may from time to time seek and receive credit related information about you from others such as stores, other creditors, and credit reporting agencies. You also agree that we may furnish on a regular basis credit and experience information regarding your account to others seeking that information. You represent that all information supplied to us is true, that you are of legal age, that the address set forth on page 4 of this Agreement is your permanent residence address, and that you are acquiring this membership solely for the personal enjoyment of you and your family.

8. MISCELLANEOUS. This Agreement contains the entire agreement between you and us. No waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by you and an authorized representative of our corporate office. The terms of this Agreement will benefit and bind the respective heirs, executors, administrators, legal representatives, successors, assigns, and transferees of the parties. Any provision of this Agreement which proves to be invalid, void, or illegal will not affect, impair, or invalidate any other provision of this Agreement and such other provisions will remain in full force and effect.

Member Name:_____________________________________ Member #:____________________

9. PURCHASE PRICE. The purchase price for your membership is $_______________, plus applicable taxes. (CHECK ONLY ONE AND INITIAL)

_______________   [_]     I desire to pay the purchase price for my membership
(Buyer's Initials)        of $_______________ in full on the day of purchase.

_______________   [_]     I desire to pay the purchase price for my membership
(Buyer's Initials)        in installments, as follows:
                          (IF CHECKED, COMPLETE THE BALANCE OF SECTION 9)

If you are financing, a cash down payment of $______________ is due on the day of purchase. The remaining balance of $_______________will accrue interest on the declining principal balance at the rate of 14.9% per annum, and will be payable in twelve (12) equal consecutive monthly installments of $_____________ each, including interest. These payments will commence on the ___ day of _____, 19___, and will continue on the same day of each month thereafter until the principal balance and accured interest thereon are paid in full. All payments are stated and must be made in U.S. Dollars.

- ------------------------------------------------------------------------------------------------------------------------------------
ANNUAL                    FINANCE                 AMOUNT FINANCED         TOTAL OF                    TOTAL SALE PRICE
PERCENTAGE                CHARGE                                          PAYMENTS
RATE
The cost of your credit   The dollar amount the   The amount of credit    The amount you will         The total cost of your
as a yearly rate.         credit will cost you.   provided to you or on   have paid after you have    purchase on credit
                                                  your behalf.            paid all payments as        including your down
                                                                          scheduled.                  payment of
                                                                                                      $______________
______________%           $ ______________        $_______________        $________________           $______________
- ------------------------------------------------------------------------------------------------------------------------------------

Your payment schedule will be:  Number of Payments:           12
                                                     -------------------
                                Amount of Monthly Payment: $________________

                                Payments are due monthly beginning: __________

LATE CHARGE: If a payment is late by ten or more days, you will be charged 5% of the delinquent installment or $5.00, whichever is less.
PAC PLAN: The interest rate disclosed above will automatically increase by 3% (which is the maximum increase) in the event any one of the following occurs:
(a) you discontinue participation in our preauthorized check (PAC) plan, (b) your financial institution is unable to participate, or (c) we discontinue your participation for a reasonable cause. The interest rate will not increase above 17.9%. An increase in the interest rate would increase your monthly payment by not more than $2.00.
PREPAYMENT: If you pay off early, you will not have to pay a penalty. See the other provisions of this Agreement for additional information about nonpayment, default, our right to accelerate the maturity of this obligation, and prepayment.
________________________________________________________________________________
ITEMIZATION OF THE AMOUNT FINANCED:
(1) Cash Sale Price of Your Membership                $_______________

(2) Less Down Payment                                 $_______________

(3) Amount Financed  (Difference between items 1 & 2) $_______________

10. PRESERVATION FEES. During the initial term and each renewal term of your membership, you agree to pay us annual preservation fees in the amount set forth below for the preservation fee option ("Preservation Fee Option") you select (CHECK ONLY ONE AND INITIAL). Applicable taxes, if any, will be added to your annual preservation fees. You may change from one Preservation Fee Option to another Preservation Fee Option one time for each calendar year, provided that you give us written notice of your desire to change options no later than November 1 of the year prior to the year for which you desire the change to be effective.

     _____________  [_]   GETAWAY: 15 NIGHTS FOR $198 PER YEAR (entitles you to
     (Buyer's Initials)   camp overnight at the preserves included in your
                          membership for a total of 15 nights in a calendar year. Day use of these preserves is only permitted with an overnight stay.

     _____________  [_]   ADVENTURER: 30 NIGHTS FOR $298 PER YEAR (entitles you
     (Buyer's Initials)   to camp overnight at the preserves included in your
                          membership for a total of 30 nights in a calendar year and also includes unlimited day use of these preserves).

     _____________  [_]   EXPLORER: 50 NIGHTS FOR $439 PER YEAR (entitles you
     (Buyer's Initials    to camp overnight at the preserves included in your
                          membership for a total of 50 nights in a calendar year and also includes unlimited day use of these preserves).

     _____________  [_]   TRAILBLAZER: 90 NIGHTS FOR $698 PER YEAR (entitles you
     (Buyer's Initials)   to camp overnight at the preserves included in your
                          membership for a total of 90 nights in a calendar year and also includes unlimited day use of these preserves).

     _____________ [_] ON THE ROAD: UNLIMITED USE FOR $998 PER YEAR (entitles (Buyer's Initials) you to unlimited overnight camping at the preserves included in your membership (subject to length of stay restrictions for any one preserve) and to unlimited day use of these preserves).
                   [NOT AVAILABLE FOR SINGLE PRESERVE MEMBERSHIP]

Your annual preservation fees are payable in advance. As a convenience, you may pay the annual preservation fees in two semi-annual installments or four quarterly installments. Each of the installment payments will be subject to a processing fee in an amount set by us. This processing Fee, which is subject to increase, is currently $5 for each installment payment. Your annual preservation fees will be prorated for the period from the date of this Agreement through December 31 of the year in which this Agreement is executed. Thereafter, your annual preservation fees must be paid in full on or before January 1 of each year. If payment of your annual preservation fees is late by ten or more days, you will be assessed a late charge in the maximum amount permitted for late charges under the retail installment sales law in effect in the state of your residence. Your annual preservation fees are stated and must be paid in U.S. Dollars.

Member Name:____________________________________ Member #:______________________

PRESERVATION FEE INCREASES. The amount of annual preservation fees payable under each Preservation Fee Option may be increased each year, upon thirty (30) days advance written notice, by the percentage increase in the Consumer Price Index for the calendar year prior to the year for which the increase is being made. Consumer Price Index means the consumer price index for all urban consumers as reported by the United States Department of Labor, Bureau of Labor Statistics.

USE FEES. If you desire to camp overnight for more nights than are included in the Preservation Fee Option you select, you agree to pay a use fee equal to (i) $16.00 per additional night if you are camping in your own recreational vehicle, or (ii) $12.00 per additional night if you are camping in a tent. The terms "recreational vehicle" and "tent" are defined in the Member Rules. The amount of these use fees may be increased from time to time by the cumulative percentage increase in the Consumer Price Index since the date of the last increase. If you rent a trailer or cabin during your stay, this use fee will be included in the rental fee for the trailer or cabin. The stated amount of the use fees include any applicable taxes .

NOTICE: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

NOTICE TO THE BUYER: (1) DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACES TO BE FILLED IN. (2) YOU ARE ENTITLED TO A COMPLETELY FILLED IN COPY OF THIS AGREEMENT. (3) YOU CAN PREPAY THE FULL AMOUNT DUE UNDER THIS AGREEMENT AT ANY TIME. (4) IF YOU DESIRE TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE, THE AMOUNT WHICH IS OUTSTANDING WILL BE FURNISHED UPON REQUEST. (5) EACH PERSON SIGNING THIS AGREEMENT AS A MEMBER SHALL BE JOINTLY AND SEVERALLY LIABLE FOR ALL OF YOUR OBLIGATIONS. (6) YOU ACKNOWLEDGE THAT YOU HAVE READ AND RECEIVED A COPY OF THIS AGREEMENT, THE DISCLOSURE STATEMENT AND OUR CAMPGROUND
                                                  -----------------
DIRECTORY.

                                         YOUR INITIALS             /

IF YOU HAVE BEEN PERSONALLY SOLICITED, AND YOUR AGREEMENT OR OFFER TO PURCHASE IS MADE AT A PLACE OTHER THAN OUR PLACE OF BUSINESS, YOU MAY CANCEL THIS AGREEMENT AS SET FORTH BELOW.

YOU, THE BUYER, MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE THIRD BUSINESS DAY AFTER THE DATE OF THIS TRANSACTION. SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

          CHECK ONE:           APPLICABLE  [_]       NOT APPLICABLE  [_]


EVEN IF THE FOREGOING RIGHT OF CANCELLATION IS NOT APPLICABLE, YOU MAY CANCEL THIS AGREEMENT AS SET FORTH BELOW.

                            NOTICE OF CANCELLATION

YOU MAY CANCEL THIS CONTRACT, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN THREE BUSINESS DAYS FROM THE DATE THE CONTRACT IS EXECUTED. TO CANCEL THIS CONTRACT, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR A COPY OF THIS CONTRACT IF IT CONTAINS THE CANCELLATION INSTRUCTIONS, OR ANY OTHER WRITTEN NOTICE, OR SEND A TELEGRAM TO THOUSAND TRAILS, AT 2711 LBJ FREEWAY, SUITE 200, DALLAS, TEXAS 75234; ATTENTION: CONTRACT PROCESSING, NOT LATER THAN MIDNIGHT OF


___________________________.     ______________________________
          (Date)
                                                            ____________________
I HEREBY CANCEL THIS TRANSACTION
                                         (Date)

                                                         (Purchaser's Signature)

WITH THE NOTICE OF CANCELLATION, OR SEPARATELY IF A TELEGRAM IS SENT, YOU MUST RETURN THE ORIGINAL MEMBERSHIP CAMPING CONTRACT, MEMBERSHIP CARD AND ALL OTHER EVIDENCE OF MEMBERSHIP TO THE SELLER. YOU SHOULD PROMPTLY RETURN THESE DOCUMENTS WITH THE NOTICE OF CANCELLATION, OR SEPARATELY IF A TELEGRAM IS SENT. FAILURE TO SEND THE DOCUMENTS PROMPTLY COULD DELAY YOUR REFUND. YOU SHOULD RETAIN FOR YOUR RECORDS ONE COPY OF THE CANCELLATION NOTICE, OR A CARBON OF THE CONTRACT WHEN IT PROVIDES THE CANCELLATION INFORMATION, OR OTHER WRITING SHOWING INTENT TO CANCEL. MAILING BY ORDINARY MAIL IS ADEQUATE BUT CERTIFIED MAIL RETURN RECEIPT REQUESTED IS RECOMMENDED.
    __________________________     ______________________        ____________

NAME:     __________             ADDRESS:
                           --------------------------           _______________

CITY:                              STATE:                      ZIP:
- ------------------------------------

EXECUTED THIS              DAY OF                              19

____________________________________      ____________________________________
   Purchaser's Signature                     Membership Campground Operator:

____________________________________      ______________________________________
   Purchaser's Name (please print)           2711 LBJ Freeway, Suite 200
                                             Dallas, Texas  75234
____________________________________      ______________________________________
   Purchaser's Signature                     Authorized Signature

   Purchaser's Name (please print)           Preserve